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                                                                    EXHIBIT 22.1

                              LIST OF SUBSIDIARIES

Goldblatt's Department Stores, Inc.

Capital & Vermont Realty Corporation

Goldblatt Subsidiary, Inc.

GBI Belmont Central, Inc.

Sussex Group Holding Company

Sussex Group, Ltd.

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